UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/16/2011

 Westway Group, Inc.

(Exact name of registrant as specified in its charter)

 Commission File Number:  001-34586

Delaware	20-4755936
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

365 Canal Street, Suite 2900

New Orleans, LA 70130

(Address of principal executive offices, including zip code)

 (504) 525-9741

(Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Westway Group, Inc. (the "Company") held its annual meeting of stockholders on June 16, 2011 (the "Annual Meeting"). At the Annual Meeting, the following matters were voted on by the stockholders:

Proposal 1 - Election of Directors

1a. Election of Directors by Class B common stockholder

The holder of shares of Class B common stock, voting as a separate class, elected Philip A. Howell, James B. Jenkins and Anthony J. Andrukaitis to the Board of Directors. The following votes were cast by the Class B common stockholder in the election of directors:
Nominees	For	Withheld	Broker Non-Votes
Philip A. Howell	12,624,003	0	0
James B. Jenkins	12,624,003	0	0
Anthony J. Andrukaitis	12,624,003	0	0

1b. Election of Director by Class A common stockholders

The holders of shares of Class A common stock, voting as a separate class, elected G. Kenneth Moshenek to the Board of Directors. The following votes were cast by Class A common stockholders in the election of directors:
Nominee	For	Withheld	Broker Non-Votes
G. Kenneth Moshenek	4,718,152	5,983,876	0

Proposal 2 - Amendment to the Westway Group, Inc. 2010 Incentive Compensation Plan

The holders of Class A common stock and Class B common stock, voting together as a single class, approved the amendment to the Westway Group, Inc. 2010 Incentive Compensation Plan by the following votes:
For	Against	Abstain	Broker Non-Votes
17,474,209	3,213,039	2,638,783	0

Item 8.01 Other Events

Mr. Anthony Andrukaitis, age 57, was newly elected as a director of the Company at the Annual Meeting by the holder of the Company's Class B common stock. Mr. Andrukaitis was elected to serve as a director until the next annual meeting and until a successor has been elected and has qualified, or until his earlier death, resignation or removal.

Mr. Andrukaitis's business experience includes serving in various advisory and management positions, including chief operations officer, of Trinity Industries, a railcar manufacturer, from July 2004 until December 2009. Prior to that time, he served as president and CEO of GATX Terminals Corporation, a company specializing in storage and distribution of bulk petroleum and chemical products, and was a member of the GATX Terminals management team for more than 25 years. Mr. Andrukaitis brings extensive knowledge and experience to the Company's Board of Directors, including skills in finance, marketing, and operations and experience in terminal operations both domestically and internationally. Mr. Andrukaitis is a CPA and holds a Bachelor of Science degree in Accounting from the University of Illinois and a Master of Business Administration degree from DePaul University. Mr. Andrukaitis does not currently hold, and has not held during the past five years, any other directorships in any other companies.

The Company's securities are listed on Nasdaq and the company adheres to Nasdaq listing standards in determining whether a director is independent. The Board of Directors has determined that Mr. Andrukaitis meets or exceeds the criteria for independence established by the Nasdaq listing standards. In addition to his election to the Company's Board of Directors, Mr. Andrukaitis has been appointed by the Board to serve on the Company's Audit Committee. As a result of Mr. Andrukaitis's election to the Board and appointment to the Audit Committee, a majority of the members of the Board are independent within the meaning of Nasdaq Listing Rule 5605(a)(2) and the Audit Committee is composed of three independent directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Westway Group, Inc.

Date: June 20, 2011	By:	/s/ Thomas A. Masilla, Jr.
Thomas A. Masilla, Jr.
Chief Financial Officer